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                                  EXHIBIT 5.1
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             Opinion of Alston & Bird LLP regarding the legality of
                        the securities being registered


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                                                                    EXHIBIT 5.1
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                                ALSTON&BIRD LLP

                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                               Fax: 404-881-4777
                                 www.alston.com
                                 March 20, 2001


Paradyne Networks, Inc.
8545 126th Avenue North
Largo, Florida 33773

         Re:      Form S-8 Registration Statement --
                  Paradyne Networks, Inc. 2000 Broad-Based Stock Plan

Ladies and Gentlemen:

         We have acted as counsel for Paradyne Networks, Inc., a Delaware corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), 4,000,000 shares (the "Shares") of the Company's Common Stock, par value $0.001 per share, that may be offered and sold by the Company upon the grant or exercise of awards, or the purchase of shares, under the Paradyne Networks, Inc. 2000 Broad-Based Stock Plan (the "Plan"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of the Commission's Regulation S-K.

         We have examined the Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, records of proceedings of the Board of Directors of the Company deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Company and certificates of public officials.






1211 East Morehead Street   3605 Glenwood Avenue   601 Pennsylvania Avenue, N.W.
    P. O. Drawer 34009       P. O. Drawer 31107     North Building, 11th Floor
 Charlotte, NC 28234-4009  Raleigh, NC 27622-1107    Washington, DC 20004-2610
       704-331-6000             919-420-2200               202-756-3300
    Fax: 704-334-2014        Fax: 919-420-2260           Fax: 202-756-3333




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Paradyne Networks, Inc.
March 20, 2001



Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

         This opinion letter is provided to the Company and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

         Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other laws.

         Based on the foregoing, it is our opinion that the Shares to be issued upon grant or exercise of Stock Awards (as defined in the Plan), or to be purchased under, the Plan are duly authorized and, when issued by the Company in accordance with the terms of the Stock Awards, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                       Sincerely,

                                       ALSTON & BIRD LLP

                                       By: /s/ Laura G. Thatcher
                                           ------------------------------------
                                               A Partner